Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Amendment No. 1 to Form S-4/A of Wireless Ronin Technologies, Inc. of our report dated March 11, 2014, relating to the consolidated financial statements, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern and to the consent to the reference to our firm under the caption "Experts" in the Registration Statement on Amendment No. 1 to Form S-4/A.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota

May 12, 2014